Exhibit 4.16
Execution Version
EIGHTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this“Amendment”) is dated as of February 24, 2026, and is entered into by and among PROMETHEAN WORLD LIMITED, a company incorporated in England and Wales with company number 07118000 (“Parent”), PROMETHEAN INC., a Delaware corporation (“Promethean U.S.”), PROMETHEAN LIMITED, a company incorporated in England and Wales with company number 01308938 (“Promethean U.K.,” and together with Promethean U.S., each, a “Borrower” and collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent and security trustee for the Lenders (“Agent”).
RECITALS
A.    WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Loan and Security Agreement, dated as of June 25, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to make loans and extend other financial accommodations to the Obligors;
B.    WHEREAS, the Obligors have requested that the Agent and Lenders amend the Loan Agreement in certain respects; and
C.    WHEREAS, the Agent and Lenders are willing to amend the Loan Agreement in certain respects, on the terms and subject to the conditions contained in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Loan Agreement, as amended hereby.
Section 1.2 Recitals. The Recitals above are incorporated herein as though set forth in full and the Obligors stipulate to the accuracy of each of the Recitals.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
Section 2.1 Existing Definitions. The definitions in Section 1.1 of the Loan Agreement set forth below are deleted and replaced as follows:
Payment Conditions: with respect to any investments, Distributions, payment of Debt, (i) both before and after giving effect to any such transaction and giving pro forma effect to the applicable transaction, no Default or Event of Default has occurred and is continuing or would arise as a result of the applicable transaction, and (ii) Agent has provided its prior written consent thereto.
Permitted Distributions: Distributions made so long as immediately before and after giving effect thereto, no Default or Event of Default exists and the Payment Conditions have been satisfied.
Repayment Amount: (i) with respect to the payment due hereunder on February 27, 2026, $550,000 and (ii) with respect to all other payments, $500,000.
U.K. Inventory Formula Amount: the lesser of:
(a)    $3,000,000, and
(b)    the lesser of:
(y)    65% of the Value of Eligible Inventory of Promethean U.K. located in the Dutch Warehouse or
(z)    85% of the NOLV Percentage of the Value of Eligible Inventory of Promethean U.K. located in the Dutch Warehouse.
U.K. Sublimit: commencing on the Eighth Amendment Effective Date and continuing thereafter, $3,000,000.
Unused Line Fee Rate: a per annum rate equal to 0.050%.
U.S. Inventory Formula Amount: the lesser of:
(a)    $7,000,000, and
(b)    the sum of:
(i)    the lesser of (x) 65% of the Value of Eligible Inventory of Promethean U.S.; or (y) 85% of the NOLV Percentage of the Value of Eligible Inventory of Promethean U.S.; plus

(ii)    the least of (x) $25,000,000, (y) 65% of the Value of Eligible In-Transit Inventory of Promethean U.S. or (z) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory of Promethean U.S.
U.S. Sublimit: commencing on the Eighth Amendment Effective Date and continuing thereafter, $12,000,000.
Section 2.3 New Definitions. The following definitions are added to Section 1.1 of the Loan Agreement in the appropriate alphabetical place:
Eighth Amendment Effective Date: February 24, 2026.
Section 2.4 Further Amendments. The Loan Agreement is further amended as follows:
(i)    Section 2.2 of the Loan Agreement is deleted and replaced with the following:
2.2 [Reserved].
(ii)    Section 2.1.8 is hereby added to the Loan Agreement as follows:
2.1.8 No Further Revolving Loans or Letters of Credit. Notwithstanding anything stated to the contrary in this Section 2 or any other section in this Agreement, (a) commencing on the Eighth Amendment Effective Date and continuing at all times thereafter, no further Revolver Loans or Letters of Credit shall be provided to Borrower without the prior written consent of Agent (which may be provided in its sole and absolute discretion) and (b) by no later than April 30, 2026, all remaining Obligations (including LC Obligations and Obligations in respect of Bank Products) shall be Cash Collateralized in a manner satisfactory to Agent.
(iii)    Section 5.3 of the Loan Agreement is deleted and replaced with the following:
5.3 Scheduled Repayments of Revolver Loans. Commencing on February 27, 2026 and continuing thereafter, the outstanding Revolver Loans shall be repaid in an amount equal to the Repayment Amount on each of February 27, 2026, March 13, 2026, March 27, 2026 and April 17, 2026.
(iv)    Section 10.2.1(j) is hereby added to the Loan Agreement as follows:
(j) Debt incurred by Borrowers pursuant to that certain Inventory Management and Consultancy Agreement dated as of January 14, 2025 between Promethean U.K. and NetDragon Websoft Holdings Limited, a Cayman Island company, up to the aggregate outstanding amount of $50,000,000.
(v)    Schedule 1.1 of the Loan Agreement is deleted and replaced with Schedule 1.1 attached hereto.

ARTICLE III
CONDITIONS PRECEDENT AND POST-CLOSING REQUIREMENTS
Section 3.1 Conditions Precedent. The parties hereto agree that the amendments set forth herein shall not be effective until the satisfaction of each of the following conditions precedent (such date shall be referred to as the “Eighth Amendment Effectiveness Date”):
(a)    The representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, including without limitation, any disclosures made as of the Closing Date that are set forth in the schedules attached to the Loan Agreement;
(b)    The Obligors have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, an executed original of this Amendment; and
(c)    The Obligors shall have paid to the Agent the fees, costs, and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including the Amendment Fee and reasonable attorneys’ fees and costs).
ARTICLE IV
ADDITIONAL COVENANTS AND MISCELLANEOUS
Section 4.1 Acknowledgment of the Obligors. The Obligors hereby represent and warrant that the execution and delivery of this Amendment and compliance by Obligors with all of the provisions of this Amendment: (a) are within the powers and purposes of the Obligors; (b) have been duly authorized or approved by the board of directors or managers of the Obligors; (c) do not conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which such Obligor is a party or affecting it, or the properties of such Obligor or any subsidiary thereof, or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Obligor or any subsidiary thereof or its property is subject; and (c) when executed and delivered by or on behalf of the Obligors, will constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms. Each Obligor reaffirms its obligation to pay all amounts due to the Agent and the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 4.2 Representations and Warranties. “The Obligors represent and warrant that, after giving effect to this Amendment, each of the representations and warranties made by the Parent and each Borrower in Section 9 of the Amended Loan Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case on and as of the date hereof as if made on and as of the date hereof, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date, including without limitation, any disclosures made as of the Closing Date that are set forth in the schedules attached to the Loan Agreement.
Section 4.3 Loan Documents Unmodified. All terms and provisions of the other Loan Documents shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement or any of the other Loan Documents, as modified hereby or otherwise, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except to the extent provided in this Amendment. Any lien and/or security interest granted to the Agent in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the obligations of the Obligors under the Loan Documents.
Section 4.4 Event of Default. A breach of this Amendment shall be an Event of Default.
Section 4.5 Parties, Successors and Assigns. This Amendment shall be binding upon the Obligors and shall inure to the benefit of the Lender and its respective successors and assigns.
Section 4.6 Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which, when so executed, shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument.
Section 4.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
Section 4.8 Expenses of Agent. Without limiting the terms and conditions of the Loan Documents, each Obligor agrees to pay on demand: (a) all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel.
Section 4.9 Choice of Law; Jury Trial Waiver. THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO
NATIONAL BANKS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING

THIS AMENDMENT. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE LOAN AGREEMENT, THE TERMS OF SECTIONS 14.15 AND 14.16 OF THE LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.
Section 4.10 Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE FOREGOING DOES NOT RELEASE ANY RELEASED PERSON FROM THE CONTINUING PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS ON OR AFTER THE DATE HEREOF.

(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

Section 4.11 Reservation of Rights. To the extent any Defaults or Events of Default have occurred and are continuing (whether such Defaults or Events of Default or known to Agent or Lenders), Agent reserves all rights and remedies which may be available under the Loan Documents or at law or equity with respect to such Defaults or Events of Default.
Section 4.12 Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof and thereof, and shall not be changed or terminated orally.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

PARENT:	PROMETHEAN WORLD LIMITED
a company incorporated in England and Wales with company number 07118000

	By:	/s/: Arthur Giterman
	Name:	Arthur Giterman
	Title:	CEO & Director

BORROWERS:	PROMETHEAN INC.,
a Delaware corporation

	By:	/s/: Allyson Krause
	Name:	Allyson Krause
	Title:	EVP & General Counsel

PROMETHEAN LIMITED,
a company incorporated in Wales and England with company number 01308938

By:	/s/: Allyson Krause
Name:	Allyson Krause
Title:	EVP & General Counsel

AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as Agent and Lender

	By:	/s/: Tyler Sims
	Name:	Tyler Sims
	Title:	Senior Vice President

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS
Each of the undersigned (each, a “Guarantor”) consents to the foregoing Eighth Amendment to Loan Agreement, the Loan Agreement and other Loan Documents and the transactions contemplated thereby and reaffirms its obligations under the Loan Documents to which it is a party, including but not limited to that certain Continuing and Unconditional Guaranty dated as of June 25, 2018 and that certain Guarantee and Debenture dated as of June 25, 2018, that certain Pledge Agreement dated as of June 25, 2018 and that certain Guarantee and Debenture dated as of January 19, 2023, as such documents may be amended, modified, supplemented or replaced from time to time.
Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Loan Documents are separate and distinct from the Borrowers’ obligations and reaffirms its waivers of each and every one of the possible defenses to such obligations.
[Signature Page Follows]

Agreed and acknowledged:	PROMETHEAN WORLD LIMITED
a company incorporated in England and Wales with company number 07118000

	By:	/s/: Arthur Giterman
	Name:	Arthur Giterman
	Title:	CEO & Director

PROMETHEAN (HOLDINGS) LIMITED,
a company incorporated in England and Wales with company number 2359658

By:	/s/: Allyson Krause
Name:	Allyson Krause
Title:	EVP & General Counsel

CHALKFREE LIMITED,
a company incorporated in England and Wales with company number 5227933

By:	/s/: Allyson Krause
Name:	Allyson Krause
Title:	EVP & General Counsel

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS TO
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(PROMETHEAN)
SIGNATURE PAGE

SCHEDULE 1.1
to
Loan and Security Agreement

Commencing on the Eighth Amendment Effective Date and continuing thereafter:

Lender	Revolver Commitments
Bank of America, N.A.	$15,000,000